Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the common stock of Braveheart Bio, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: August 14, 2026

AH Bio Fund IV, L.P.

for itself and as nominee for

AH Bio Fund IV-B, L.P.,

AH 2022 Annual Fund, L.P.,

AH 2022 Annual Fund-B, L.P.,

AH 2022 Annual Fund-QC, L.P. and

CLF Partners III, LP

By: AH Equity Partners Bio IV, L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Equity Partners Bio IV, L.L.C.

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

Marc Andreessen

By:

/s/ Phil Hathaway

Phil Hathaway, Attorney-in-Fact for Marc Andreessen*

Benjamin Horowitz

By:

/s/ Phil Hathaway

Phil Hathaway, Attorney-in-Fact for Benjamin Horowitz**

*Signed pursuant to a Power of Attorney attached as Exhibit 24.1.

**Signed pursuant to a Power of Attorney attached as Exhibit 24.2.